UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     March 31, 2005
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                        BNP RESIDENTIAL PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          Maryland                     1-9496                 56-1574675
(State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification No.)
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          301 S. College Street, Suite 3850
               Charlotte, North Carolina                            28202
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         (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code    (704) 944-0100
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                                      Total number of pages: 4
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Item 2.01 Completion of Acquisition of Assets

     Effective March 31, 2005, BNP Residential Properties, Inc. completed the acquisition of a portfolio of four apartment properties pursuant to exchange agreements entered into in December 2004. (We previously reported entry into these agreements in our Current Report on Form 8-K dated December 7, 2004.) Each selling entity is an affiliate of Grover F. Shugart, Jr. and/or Brian D. Shugart. Prior to the acquisitions, BNP provided third-party management services for these properties.

     The four apartment properties are as follows:

o Canterbury Apartments, located in Myrtle Beach, South Carolina - 630 apartment units;

o Laurel Springs - Phase I Apartments, located in High Point, North Carolina - 240 apartment units;

o Laurel Springs - Phase II Apartments, located in High Point, North Carolina - 96 apartment units; and

o Salem Ridge Apartments, located in Winston-Salem, North Carolina - 120 apartment units.

         We acquired the four apartment properties, containing 1,086 apartment units, for an aggregate contract purchase price of $51.8 million, including issuance of 689,947 units in our operating partnership with an imputed value of $9.3 million and assumption of $42.8 million in debt. We also received approximately $0.3 million in net operating assets, composed primarily of escrow funds held by lenders.

         We issued 615,873 operating partnership units to the selling entities on March 31, 2005. We will issue the remaining 74,074 operating partnership units on March 31, 2006.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. As a result of this acquisition, BNP now owns and operates 29 apartment communities containing 7,199 apartments. We also have an economic interest in, and are general partner of, entities owning three apartment communities containing 713 apartments for which we provide management services. In addition, we own 40 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UpREIT, or umbrella partnership real estate investment trust. The company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, to which we refer as the operating partnership. All of our operations are conducted through the operating partnership.

Item 9.01 Financial Statements and Exhibits

     (a) Financial statements of business acquired

         We will file the audited financial statements required to be filed with this report on Form 8-K as soon as practicable, but no later than June 14, 2005.

     (b) Pro forma financial information

         We will file the pro forma financial information required to be filed with this report on Form 8-K as soon as practicable, but no later than June 14, 2005.

     (c) Exhibits

             10.1 Exchange Agreement among BNP Residential Properties, Inc., BNP Residential Properties Limited Partnership, and Beach Investment Properties, LLC and members thereof, dated as of December 7, 2004 (filed as Exhibit
                         10.9 to BNP Residential Properties, Inc. Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated herein by reference)
             10.2 Exchange Agreement among BNP Residential Properties, Inc., BNP Residential Properties Limited Partnership, and Timberline Ventures, LLC and members thereof, dated as of December 7, 2004 (filed as Exhibit 10.10 to BNP Residential Properties, Inc. Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated

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                         herein by reference)
             10.3 Exchange Agreement among BNP Residential Properties, Inc., BNP Residential Properties Limited Partnership, and Laurel Springs II, LLC and members thereof, dated as December 7, 2004 (filed as Exhibit 10.11 to BNP Residential Properties, Inc. Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated herein by reference)
             10.4 Exchange Agreement among BNP Residential Properties, Inc., BNP Residential Properties Limited Partnership, and Salem Ridge/Shugart, LLC and members thereof, dated as of December 7, 2004(filed as Exhibit 10.12 to BNP Residential Properties, Inc. Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated herein by reference)
             99.1 Press release dated April 1, 2005, issued by BNP Residential Properties, Inc. to announce completion of the acquisition of four apartment communities

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BNP Residential Properties, Inc.
                                     (Registrant)


April 4, 2005                           /s/ Pamela B. Bruno
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                                     Pamela B. Bruno
                                     Vice President, Treasurer and
                                     Chief Accounting Officer

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